SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  December 9, 1998


                     R&B FALCON CORPORATION
     (Exact name of registrant as specified in its charter)



       Delaware                1-13729              76-0544217
   ---------------          -----------         -------------------
   (State or other          (Commission          (I.R.S. Employer
   jurisdiction of          File Number)        Identification No.)
    incorporation)



             901 Threadneedle, Houston, TX   77079
             -------------------------------------
     (Address of principal executive offices)   (Zip Code)


Registrant's telephone number, including area code (281)496-5000
                                                   -------------


Item 5. Other Events
--------------------

The customer that has contracted our Jack Bates semisubmersible rig through December 2000 has recently alleged that we are in breach of certain performance related provisions of our contract. If these alleged breaches were not cured following written notice, the customer may seek to terminate the contract. At this time, this customer is in the process of moving the Jack Bates to its next drilling location. The contract provides a dayrate of $115,000 through January 1999; $196,000 from January 1999 through December 1999; and $206,000 from January 2000 through December 2000. We believe that if this customer terminates the contract, we will be able to find other work for the Jack Bates. It is likely that any recontracting of this rig could result in a significantly reduced contract dayrate and term, which would reduce our future cash flow. If the customer attempts to terminate the contract, we intend to enforce our rights under the contract.


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.


                                    R&B FALCON CORPORATION



                                     By /s/L. E. Moss
                                        ---------------------
                                        Leighton E. Moss
                                        Senior Vice President



Dated: December 10, 1998